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                                                                    Exhibit 12.1

ContiFinancial Corporation
Ratio of Earnings to Fixed Charges

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
                                             Nine Months
                                                ended
                                             December 31,
                                                 1997        Fiscal 97    Fiscal 96    Fiscal 95    Fiscal 94     Fiscal 93
                                             ------------
Summary
  Earnings                                     279,864         297,981     197,996       77,895       42,334       17,078
  Fixed Charges                                119,913         120,636      74,770       29,635       12,124        6,529
                                              --------        -----------------------------------------------------------
  Ratio                                           2.33            2.47        2.65         2.63         3.49         2.62
                                              ========        ===========================================================

Earnings
  Pretax income                                163,059         117,041     126,536       56,988       35,286       12,149
  Less: equity income on unconsol subs          (3,053)
  Plus: interest expense                       119,913         120,636      74,770       29,635       12,124        6,529
  Less: Minority interest                          (55)            304      (3,310)      (8,728)      (5,076)      (1,600)
                                              --------        -----------------------------------------------------------
     Total "Earnings"                          279,864         297,981     197,996       77,895       42,334       17,078
                                              ========        ===========================================================

Fixed Charges
  Interest expense                             119,913         120,636      74,770       29,635       12,124        6,529
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